Exhibit 99.1

NEWS

Contact:               John Haudrich (investors), 314-656-5375
Brian Peura (investors), 314-656-5696
Tom Lange (media), 314-656-5369
Mylene Labrie (Canada), 514-864-5103
www.smurfit-stone.com

SMURFIT-STONE REPORTS IMPROVED SECOND QUARTER 2007 RESULTS

•                  Operating profits up 59 percent sequentially and 16 percent year-over-year

•                  Higher average price realization across all major product lines

•                  Incremental benefits from acceleration of mill realignment program

CHICAGO, July 26, 2007 — Smurfit-Stone Container Corporation (Nasdaq: SSCC) today reported a net loss available to common stockholders of $5 million, or $0.02 per diluted share, for the second quarter of 2007.  These results compare to a net loss available to common stockholders of $50 million, or $0.20 per diluted share, in the prior year quarter.  Sales for the second quarter 2007 were $1.87 billion, up 6 percent from second quarter 2006.

Adjusted net income for the second quarter 2007 was $0.06 per diluted share, which excluded the following items:

•                  A loss of $0.08 per diluted share from non-cash foreign currency translation charges,

•                  Charges totaling $0.02 per diluted share from restructuring activities and a loss on early extinguishment of debt, and

•                  A $0.02 per diluted share income tax benefit from the resolution of a prior year tax matter.

Second quarter 2007 adjusted net income improved $0.10 per diluted share from an adjusted net loss of $0.04 per diluted share in the second quarter 2006.   The adjusted net loss for the prior year quarter excluded a $0.16 per share loss related to early extinguishment of debt, non-cash foreign currency charges, and restructuring charges primarily due to the closure of corrugated container facilities.

Commenting on the quarter, Patrick Moore, Chairman and CEO, said, “Smurfit-Stone’s second quarter 2007 results improved both from the first quarter and year-over-year.   The company benefited from higher average prices across all of our major product lines.  We continued to aggressively manage containerboard inventories and reduced roll stock levels for the eighth consecutive quarter.   Furthermore, we accelerated the closure of two medium mills as part of our previously announced mill realignment program.   This allowed us to achieve additional savings in the second quarter.”

Average domestic linerboard and container prices both improved nearly 1 percent from the first quarter 2007.  Per-day box shipments improved 0.9 percent sequentially, yet were down 6.7 percent year-over-year.   Shipments were impacted by the company’s continued rationalization of its box plant system, actions to improve margins by exiting unprofitable business, and a sluggish U.S. packaging market.  Containerboard inventories decreased slightly from the first quarter and were down 22 percent since the start of the company’s strategic initiatives program in 2005.

Moore added, “From an operations perspective, we made progress on a number of initiatives during the quarter.   Continued efforts around margin improvement and the implementation of price increases across a number of product grades drove higher average prices.    Our strategic initiatives program remains on track and we expect to reach our 2007 cumulative savings goal of $420 million.   In addition to mill realignment efforts, we closed seven converting plants and invested $75 million in capital projects as we continued to focus on improving the competitive position of our operations.”

Commenting on the company’s outlook, Moore said, “We anticipate higher mill production will more than offset increased fiber prices in the third quarter.  The company should also benefit from continued price improvement for our products and savings from our strategic initiatives program.  As a result, we expect to report improved financial results in the third quarter.”

Smurfit-Stone management will discuss the company’s second quarter financial performance at 8:00 a.m. CDT (9:00 a.m. EDT) on Friday, July 27, 2007, via a live webcast and teleconference.    Participants can join the presentation by linking to the webcast through the investor page of the company’s website at www.smurfit-stone.com or by calling 212-231-6012 (no access code required) at least ten minutes prior to the commencement of the presentation.    The presentation will be archived on the company’s website for subsequent viewing.

# # #

Smurfit-Stone Container Corporation’s (Nasdaq: SSCC) innovative packaging solutions help its customers to grow their businesses and profits.  As North America’s premier packaging company, Smurfit-Stone is the industry’s leading integrated manufacturer of paperboard and paper-based packaging.  Smurfit-Stone also is one of the world’s largest paper recyclers. The company has led the industry in safety performance every year since 2001 and conducts its business in compliance with the environmental, health and safety principles of the American Forest & Paper Association. Smurfit-Stone operates approximately 170 facilities and employs approximately 22,000 people.

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, continued pricing pressures in key product lines, seasonality and higher recycled fiber and energy costs, as well as other risks and uncertainties described in the company’s annual report on form 10-K for the year ended December 31, 2006, as updated from time to time in the company’s Securities and Exchange Commission filings. In this press release, certain non-U.S. GAAP financial information is presented. A reconciliation of that information to U.S. GAAP financial measures and additional disclosure regarding our use of non-GAAP financial measures are included in the attached schedules.

SMURFIT-STONE CONTAINER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30,	December 31,
	2007	2006
	(Unaudited)	(Restated)
		(Note 1)
Assets
Current assets
Cash and cash equivalents	$12	$9
Receivables, net	181	166
Retained interest in receivables sold (Note 2)	218	179
Inventories	553	538
Prepaid expenses and other current assets	40	34
Total current assets	1,004	926

Net property, plant and equipment	3,682	3,731
Timberland, less timber depletion	43	43
Goodwill	2,873	2,873
Other assets	191	204

	$7,793	$7,777

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of long-term debt	$10	$84
Accounts payable	589	542
Accrued compensation and payroll taxes	170	211
Interest payable	67	79
Income taxes payable	8	2
Current deferred taxes	2	2
Other current liabilities	131	147
Total current liabilities	977	1,067

Long-term debt, less current maturities	3,724	3,550
Other long-term liabilities	1,104	1,010
Deferred income taxes	234	371

Stockholders’ equity
Preferred stock	95	93
Common stock	3	3
Additional paid-in capital	4,057	4,040
Retained earnings (deficit)	(2,003)	(1,945)
Accumulated other comprehensive income (loss)	(398)	(412)
Total stockholders’ equity	1,754	1,779

	$7,793	$7,777

SMURFIT-STONE CONTAINER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
		(Restated)		(Restated)
		(Note 1)		(Note 1)

Net sales	$1,870	$1,765	$3,694	$3,494
Costs and expenses
Cost of goods sold	1,609	1,513	3,219	3,103
Selling and administrative expenses	161	170	328	343
Restructuring charges	10	13	34	22
Gain on disposal of assets		(1)		(24)
Income from operations	90	70	113	50
Other income (expense)
Interest expense, net	(73)	(96)	(147)	(188)
Loss on early extinguishment of debt	(5)	(28)	(28)	(28)
Other, net (Note 3)	(16)	(20)	(28)	(23)
Loss from continuing operations before income taxes	(4)	(74)	(90)	(189)
Benefit from income taxes	2	24	36	68
Loss from continuing operations	(2)	(50)	(54)	(121)
Discontinued operations
Income from discontinued operations, net of income taxes of $3 and $9 for the three and six months ended June 30, 2006		4		14
Loss on sale of discontinued operations, net of income taxes of $175		(1)		(1)
Net loss	(2)	(47)	(54)	(108)
Preferred stock dividends and accretion	(3)	(3)	(6)	(6)
Net loss available to common stockholders	$(5)	$(50)	$(60)	$(114)

Basic and diluted earnings per common share
Loss from continuing operations	$(0.02)	$(0.21)	$(0.23)	$(0.50)
Discontinued operations		0.01		0.05
Net loss available to common stockholders	$(0.02)	$(0.20)	$(0.23)	$(0.45)

Weighted average shares outstanding	256	255	256	255

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
		(Restated)
		(Note 1)
Cash flows from operating activities
Net loss	$(54)	$(108)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities
Gain on disposition of discontinued operations		(174)
Loss on early extinguishment of debt	28	28
Depreciation, depletion and amortization	181	199
Amortization of deferred debt issuance costs	4	5
Deferred income taxes	(46)	96
Pension and postretirement benefits	(24)	17
Gain on disposal of assets		(24)
Non-cash restructuring charges	4	10
Non-cash stock-based compensation	12	12
Non-cash foreign currency losses	25	12
Change in current assets and liabilities, net of effects from acquisitions and dispositions
Receivables and retained interest in receivables sold	(51)	(61)
Inventories	(6)	33
Prepaid expenses and other current assets	2	(1)
Accounts payable and accrued liabilities	1	(61)
Interest payable	(12)	(18)
Other, net	7	11

Net cash provided by (used for) operating activities	71	(24)

Cash flows from investing activities
Expenditures for property, plant and equipment	(171)	(139)
Proceeds from property disposals and sale of businesses	37	949

Net cash provided by (used for) investing activities	(134)	810

Cash flows from financing activities
Proceeds from long-term debt	675
Net repayments of long-term debt	(576)	(756)
Debt repurchase premiums	(23)	(24)
Preferred dividends paid	(4)	(4)
Proceeds from exercise of stock options	1	2
Deferred debt issuance costs	(7)

Net cash provided by (used for) financing activities	66	(782)

Increase in cash and cash equivalents	3	4
Cash and cash equivalents
Beginning of period	9	5

End of period	$12	$9

Note 1.  Restatement of Prior Period Financial Statements

During the second quarter of 2007, the Company determined that $28 million in net benefits from income taxes previously recognized on non-cash foreign currency translation losses from 2000 to 2006 should not have been recognized under SFAS No. 109, “Accounting for Income Taxes.”  Because the Company is indefinitely reinvested in the foreign operations, the losses should have been treated as permanent differences when determining taxable income for financial accounting purposes.  As reflected in the financial information included in this release, the Company has restated its prior years’ financial statements for the correction of this error.  Because the errors were not material to any prior year financial statements, the revisions to prior periods will be presented in future filings, pursuant to Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”   2006 financial statements included in Form 10-Q for the quarter ended June 30, 2007 will be restated for the correction of this error.   Financial statements for the years ended December 31, 2003 through 2006 will be restated in the December 31, 2007 Annual Report on Form 10-K.

As previously disclosed, effective January 1, 2007, the Company adopted the Financial Accounting Standards Board Staff Position No. AUG AIR-1 “Accounting for Planned Major Maintenance Activities.”  The new standard does not impact the Company’s annual 2006 financial statements; however, the impact of the required retrospective adoption on the Company’s previously reported 2006 net loss available to common stockholders for the six months ended June 30, 2006 is an expense of $1 million.

For the three months and six months ended June 30, 2006 and for the years ended December 31, 2000 through 2006, the above described adjustments had the following impact on net income (loss) available to common stockholders in each period:

	As Previously Reported	Income Tax Adjustments	Major Maintenance Adjustment	As Restated
	(In millions)
Three months ended June 30, 2006	$(44)	$(6)	$—	$(50)
Six months ended June 30, 2006	(108)	(5)	(1)	(114)

Years ended December 31:
2006	(71)	—	—	(71)
2005	(339)	(3)	—	(342)
2004	(57)	(9)	—	(66)
2003	(208)	(19)	—	(227)
2002	54	(1)	—	53
2001	66	3	—	69
2000	224	1	—	225

Note 2.  Retained Interest in Receivables Sold

At June 30, 2007 and December 31, 2006, $655 and $590 million, respectively, of receivables had been sold under two accounts receivable programs, of which the company retained a subordinated interest.  The off-balance sheet Stone Receivables Corporation debt and funding received from the Canadian accounts receivable program totaled $444 million and $448 million, respectively, as of those dates.  See our Annual Report on Form 10-K for the year ended December 31, 2006 for further description of these programs.

Note 3.  Other, Net

For 2007, non-cash foreign currency translation losses were $20 million for the 2nd quarter and $25 million year-to-date.  For 2006, non-cash foreign currency translation losses were $14 million for the 2nd quarter and $12 million year-to-date.

SMURFIT-STONE CONTAINER CORPORATION
SELECTED FINANCIAL HIGHLIGHTS
(In millions, except per share data)
(Unaudited)

	2007			2006 - Restated
	1st Qtr	2nd Qtr	Year-to-date	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net sales	$1,824	$1,870	$3,694	$1,729	$1,765	$1,844	$1,819	$7,157

Containerboard, corrugated containers and reclamation operating profit (Note 1,2)	$102	$162	$264	$29	$140	$198	$155	$522
Interest expense, net	(74)	(73)	(147)	(92)	(96)	(78)	(75)	(341)
Corporate expenses	(44)	(46)	(90)	(46)	(47)	(41)	(43)	(177)
Other expenses, net	(70)	(47)	(117)	(6)	(71)	(35)	(2)	(114)
Pre-tax income (loss) from continuing operations	$(86)	$(4)	$(90)	$(115)	$(74)	$44	$35	$(110)

Net income (loss) available to common stockholders	$(55)	$(5)	$(60)	$(64)	$(50)	$21	$22	$(71)

Net income (loss) available to common stockholders per diluted share	$(0.21)	$(0.02)	$(0.23)	$(0.25)	$(0.20)	$0.08	$0.09	$(0.28)

Adjusted net income (loss) per diluted share	$(0.09)	$0.06	$(0.03)	$(0.29)	$(0.04)	$0.12	$0.06	$(0.15)

Adjusted EBITDA	$135	$206	$341	$82	$193	$231	$201	$707

Depreciation, Depletion and Amortization	$88	$93	$181	$100	$99	$89	$89	$377

Capital expenditures	$96	$75	$171	$56	$83	$59	$76	$274

Pension contributions	$31	$36	$67	$18	$45	$47	$37	$147

Total reported debt	$3,739	$3,734	$3,734	$4,719	$3,815	$3,723	$3,634	$3,634

Note 1:          Effective April 1, 2007, results for the Reclamation operation have been combined with the Containerboard & Corrugated Containers segment. All periods presented have been restated to conform to the current presentation.

Note 2:          Effective January 1, 2007, the Company adopted the new pronouncement for accounting for planned major maintenance activities, which requires retrospective application to all financial statements presented. The following is the impact by quarter for 2006:

	2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Restatement for Major Maintenance Activities:
Pretax income (loss)	$(1)	$—	$10	$(9)	$—
Net income (loss)	$(1)	$—	$6	$(5)	$—

SMURFIT-STONE CONTAINER CORPORATION
STATISTICAL INFORMATION

	2007			2006
	1st Qtr	2nd Qtr	Year-to-date	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Containerboard System
North American Mill Operating Rates (Containerboard Only)	96.4%	97.6%	97.0%	96.9%	100.0%	100.0%	100.0%	99.8%

North American Containerboard Production – M Tons	1,813	1,851	3,664	1,771	1,860	1,888	1,883	7,402
Year over Year Avg. Domestic Linerboard Price Change	12.8%	3.1%	7.0%	-0.5%	9.9%	25.8%	24.5%	14.8%
Sequential Avg. Domestic Linerboard Price Change	-0.3%	0.6%	N/A	10.1%	10.1%	5.0%	-2.2%	N/A

Pulp Production – M Tons	145	134	279	145	136	151	132	564
SBS/Bleached Board Production – M Tons	78	82	160	72	77	81	83	313
Kraft Paper Production – M Tons	46	47	93	54	47	51	47	199

Corrugated Containers
North American Shipments – BSF	19.0	18.9	37.9	20.2	20.2	19.8	19.3	79.5
Per Day North American Shipments –MMSF	296.7	299.3	298.0	315.1	320.9	319.4	321.4	319.1
Year over Year Avg. Corrugated Price Change	6.9%	3.3%	5.1%	-2.5%	3.5%	9.7%	10.4%	5.2%
Sequential Avg. Corrugated Price Change	0.1%	0.7%	N/A	3.3%	4.3%	3.0%	-0.5%	N/A

Fiber Reclaimed and Brokered – M tons	1,721	1,679	3,400	1,666	1,630	1,644	1,674	6,614

SMURFIT-STONE CONTAINER CORPORATION
EBITDA, As Defined Below
(In millions)
(Unaudited)

	2007			2006 - Restated
	1st Qtr	2nd Qtr	Year-to-date	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Loss from continuing operations	$(52)	$(2)	$(54)	$(71)	$(50)	$26	$25	$(70)
Benefit from income taxes	(34)	(2)	(36)	(44)	(24)	18	10	(40)
Income from discontinued operations before income taxes	—	—	—	16	7	—	—	23
Interest expense, net	74	73	147	92	96	78	75	341
Depreciation, depletion and amortization	88	93	181	100	99	89	89	377
EBITDA	76	162	238	93	128	211	199	631
Receivables discount expense	7	9	16	5	8	7	7	27
Restructuring charges	24	10	34	9	13	13	8	43
Non-cash foreign currency (gain)/loss	5	20	25	(2)	14	—	(13)	(1)
Loss on early extinguishment of debt	23	5	28	—	28	—	—	28
Gain on sale of assets	—	—	—	(23)	(1)	—	—	(24)
Other (Note 1)	—	—	—	—	3	—	—	3
Adjusted EBITDA	$135	$206	$341	$82	$193	$231	$201	$707

Note 1:  Income from discontinued operations before income taxes for the three and six months ended June 30, 2006 includes $3 million of expenses related to the sale of the Consumer Packaging segment.

“EBITDA” is defined as net loss before benefit from income taxes, interest expense, net and depreciation, depletion and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted as indicated above.  EBITDA and Adjusted EBITDA are non-GAAP financial measures.  See disclosure regarding the use of non-GAAP financial measures included in this press release document.

SMURFIT-STONE CONTAINER CORPORATION
ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE
(Unaudited)

	2007			2006 - Restated
	1st Qtr	2nd Qtr	Year-to-date	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net loss per diluted share available to common stockholders (GAAP)	$(0.21)	$(0.02)	$(0.23)	$(0.25)	$(0.20)	$0.08	$0.09	$(0.28)
Loss on early extinguishment of debt	0.05	0.01	0.06	—	0.07	—	—	0.07
Non-cash foreign currency (gains)/losses	0.02	0.08	0.10	(0.01)	0.06	—	(0.05)	—
Gain on sale of assets/ loss on sale of discontinued operations	—	—	—	(0.05)	—	0.01	—	(0.04)
Restructuring charges	0.05	0.01	0.06	0.02	0.03	0.03	0.02	0.10
Resolution of a prior year income tax matter	—	(0.02)	(0.02)	—	—	—	—	—
Adjusted net income (loss) per diluted share available to common stockholders (exclusive of loss on early extinguishment of debt, non-cash foreign currency (gain) loss, gain on sale of assets/loss on sale of discontinued operations, restructuring charges and resolution of a prior year income tax matter)	$(0.09)	$0.06	$(0.03)	$(0.29)	$(0.04)	$0.12	$0.06	$(0.15)

Adjusted net income (loss) per diluted share available to common stockholders is a non-GAAP financial measure.  See disclosure regarding the use of non-GAAP financial measures included in this press release document.

SMURFIT-STONE CONTAINER CORPORATION
NON-GAAP FINANCIAL MEASURES

We measure our performance primarily through our operating profit.  In addition to our audited consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management uses certain non-GAAP financial measures, including “EBITDA,” “adjusted EBITDA” and “adjusted net income (loss) per diluted share available to common stockholders” to measure our operating performance.  We provide a definition of the components of these measurements and reconciliation to the most directly comparable GAAP financial measure.

These non-GAAP measures are considered by our Board of Directors and management as a basis for measuring and evaluating our overall operating performance.  They are presented to enhance an understanding of our operating results and are not intended to represent cash flow or results of operations.  The use of these non-GAAP measures provides an indication of our ability to service debt and we consider them appropriate measures to use because of our highly leveraged position.  We believe these non-GAAP measures are useful in evaluating our operating performance compared to other companies in our industry, and are beneficial to investors, potential investors and other key stakeholders, including analysts and creditors who use these measures in their evaluations of our performance.

EBITDA has certain material limitations associated with its use as compared to net income.  These limitations are primarily due to the exclusion of certain amounts that are material to our consolidated results of operations, such as interest expense, income tax expense and depreciation and amortization.  In addition, EBITDA may differ from the EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered a measure of discretionary cash available to us to invest in our business and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and adjusted EBITDA only as supplemental measures of our operating results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.  The EBITDA presentation includes a reconciliation to net income which we believe is clear and useful to our stakeholders.  A further reconciliation to adjusted EBITDA excludes certain unusual or non-recurring items, and presents a more accurate picture of our operating performance.

We use adjusted EBITDA to provide meaningful supplemental information regarding our operating performance and profitability by excluding from EBITDA certain unusual or nonrecurring items that we believe are not indicative of our ongoing operating results as follows:

•                  Loss on Early Extinguishment of Debt – which represents unamortized deferred debt issuance cost or call premiums charged to expense in connection with our financing activities.

•                  Non-Cash Foreign Currency Gain or Loss – which is recorded in connection with fluctuations in the Canadian dollar. The functional currency for our Canadian operations is the U.S. dollar.  Fluctuations in Canadian dollar-denominated monetary assets and liabilities result in non-cash gains or losses.

•                  Gain or Loss on Sale of Assets – which occur on an infrequent basis.

•                  Receivables Discount Expense – which is recorded in connection with our accounts receivable securitization program and is considered a financing activity similar to interest expense that is added back in our presentation of adjusted EBITDA in a manner consistent with our interest expense.

•                  Restructuring Charges – which consist primarily of facility closures and other headcount reductions.  A significant amount of these restructuring charges are non-cash charges related to the write-down of property, plant and equipment to estimated net realizable value.  We exclude these restructuring charges to more clearly reflect our ongoing operating performance.

We also use the non-GAAP measure “adjusted net income (loss) per diluted share available to common stockholders.”  Management believes this non-GAAP financial measure provides investors, potential investors, security analysts and others with useful information to evaluate the performance of the business because it excludes gains and losses and charges that management believes are not indicative of the ongoing operating results of the business.  In addition, this non-GAAP financial measure is used by management to evaluate our operating performance for the same reasons as detailed above in the description of the related components excluded from EBITDA to arrive at adjusted EBITDA.